Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

ALBERTON ACQUISITION CORPORATION

NON- INTEREST BEARING CONVERTIBLE PROMISSORY NOTE

USD$____________

____________ (“Issuance Date”)

FOR VALUE RECEIVED, ALBERTON ACQUISITION CORPORATION, a British Virgin Islands company limited by shares (the “Company”), promises to pay to _________________________with a principal office at ___________________________________________________________, or its successor or permitted assigns (“Investor” or “Holder”), in lawful money of the United States of America the principal sum of _______________________________U.S. Dollars (USD$____________ (the “Principal Amount”), of this Convertible Promissory Note (this “Note”) as set forth below.

This Note is issued pursuant to certain Securities Purchase Agreement (the “Purchase Agreement”) between and among the Company and the Investors dated September 30, 2021. Any capitalized terms used in this Note and not otherwise defined herein shall have the respective meanings as described to such terms in the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.	Payments.

(a) No Interest. This Note carries no interest.

(b) Payment Schedule. Subject to the rights of Investor in Section 3, unless otherwise converted, redeemed or repaid pursuant to the terms of this Note, the full outstanding and unpaid Principal Amount shall be repaid in full by the Company as described in Section 3(a).

2.	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to close the Merger. The Merger Agreement is terminated or the Merger is not consummated within the period that the Company has to consummate its initial business combination pursuant to its governing documents, as the same may be amended from time to time; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other bankruptcy proceeding commenced against it, in the case of each of (i) through (v), other than in connection with a solvent dissolution, liquidation, reorganization or similar corporate proceedings; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, of all or substantially all of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief that would constitute the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be stayed, dismissed or discharged within ninety (90) days of commencement; or

(d) Unlawfulness and Invalidity. It is or becomes unlawful for the Company to perform any of its obligations under this Note, or any obligations of the Company under this Note are not or cease to be legal, valid, binding or enforceable.

3.	Rights of Investor upon an Event of Default.

(a)Within two (2) business days of the occurrence of any Event of Default described in Sections 2, the Company shall notify the Holder the occurrence of such Event of Default and request the Holder to provide the wire instruction to return all outstanding and unpaid Principal Amount. Within three (3) business days of receipt of the wire instruction from the Holder, the Company shall instruct the Escrow Agent to release all Principal Amount in the Escrow Account to the Holder in accordance with the wire instruction.

4.	Conversion.

(a) Automatic Conversion. All outstanding Principal Amount under the Notes shall be converted automatically into the number of fully paid and non-assessable shares (the “Conversion Shares”) of ordinary share with no par value (the “Ordinary Shares”) of the Company or, upon Redomestication of the Company as a Nevada corporation, the Common Stock, par value $0.0001 per share of the Company redomesticated as a Nevada corporation, without any action by the Holders and whether or not the document representing such Notes are surrendered to the Company or its transfer agent, upon the closing of the Merger at a price equal to ten (10) times the average trading price of the rights of the Company, during a period of twenty-five (25) trading days ending on the second trading day prior to mailing of the Merger Prospectus to the Company’s shareholders in connection with the special meeting to approve the Merger (the “Conversion Price”).

(b) Conversion Procedure.

(i)	At the closing of the Merger, the Company shall instruct its transfer agent to record the number of Conversion Shares to which Investor shall be entitled upon such conversion, issued as fully paid to Investor and deliver to Investor in book entry of such updated shareholder list. No fractional shares shall be issued. Any right to a fractional share will be rounded up to the nearest whole share..

(c) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares or Common Stock, as the case may be, solely for the purpose of effecting the conversion of this Note such number of Ordinary Shares or shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Ordinary Shares or Common Stock shall not be sufficient to effect the conversion of the entire outstanding Principal Amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

5.  Discharge of Obligations. Upon the earlier of (i) the full conversion of this Note and the Company’s issuance of the Ordinary Shares or Common Stock issuable pursuant to Section 4 of this Note, or (ii) the full repayment of the outstanding and unpaid Principal Amount in accordance with Section 3of this Note, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, without any further action of any party, whether or not the original of this Note has been delivered to the Company for cancellation.

6.	Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

7.	Miscellaneous.

(a) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns.

(b) Waiver and Amendment. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any provision of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investor in the case of an amendment or modification or by the party granting the waiver in the case of a waiver. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or of any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy in any future occasion.

(c) Waiver of Claims Against Trust. Reference is made to the final prospectus of the Company, filed with the Securities Exchange Commission on October 24, 2018 (the “Prospectus”). Investor warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) initially in an amount of $100,000,000 for the benefit of the Company’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event they elect to redeem ordinary shares of the Company in connection with the consummation of the Company’s Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the applicable time period, (iii) any amounts necessary to pay any taxes and for working capital purposes from the interest accrued in the Trust Fund or (iv) to the Company after or concurrently with the consummation of a Business Combination.

(d) Applicable Law: Disputes. This Note shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall federal or state court sitting in the City, County and State of New York and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be in writing and shall be conclusively deemed to have been duly given in accordance with Section 8.10 of the Purchase Agreement.

(f) Payment. Unless converted pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(g) Expenses. All costs and expenses incurred in connection with this Note shall be paid by the party incurring such cost or expense.

(h) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

ALBERTON ACQUISITION CORP.

By:
Name:	Guan Wang
Title:	Chief Executive Officer

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE

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